THIS AMENDMENT AGREEMENT (“Agreement”) is made as of the 19th day of December, 2008.

BETWEEN:

EUOKO, INC., a company incorporated under the laws of Canada, having its head office at 535-67 Mowat Avenue, Toronto, ON, M6K 3E3

(hereafter referred to as the “Employer”)

AND:

BRANDON C. TRUAXE, Businessperson, of Toronto, ON

(hereafter referred to as the “Executive”)

WHEREAS:

1. The Executive is a shareholder of the Employer and has been employed in the business operated by the Employer known as Euoko, Inc. (the "Business");

2. The Executive and the Employer, referred to collectively as the “Parties”, entered into an Executive Agreement (“Original Executive Agreement”) dated the 24th day of October, 2006;

3. The Original Executive Agreement required that the Executive receives specific remuneration and benefits (“Remuneration”) from the Employer;

4. The Parties acknowledge that, because of the Employer’s growth and the corresponding cash demands, the Executive has so far not been paid the majority of the Remuneration required in the Original Executive Agreement, though the Employer has accrued the Remuneration in its financial statements;

5. The Executive wishes to engage in other ventures in various capacities to earn alternate income in temporary absence of said Remuneration, while the Executive remains in employment of the Employer;

6. The Parties acknowledge that full payment of the said Remuneration to the Executive in short term is unlikely and that the Executive’s engagement in other ventures is essential for the Executive to continue being employed by the Employer;

Now, therefore, the Parties wish to amend the terms of the Original Executive Agreement as follows:

1. Recitals

The Parties acknowledge and agree that the recitals set forth above are true and correct, and agree that they shall be incorporated into, and form a part of, this Agreement.

2. No Relocation Possibility

The Parties wish to replace the words from section 2 (4) of the Original Executive Agreement,

“In addition, the Executive agrees that the location of his employment may be changed unilaterally by the Employer as it deems appropriate, but only with a written notice no later than six months prior to the intended date of such relocation. Should the Employer require a major change in the location of the Executive's employment, the Executive will be eligible for reimbursement of reasonable expenses associated with the relocation, as mutually agreed to by the Executive and the Employer at the time of the relocation. The Executive agrees that any of the changes which may occur pursuant to this clause (4) will not affect or change any other part of this agreement.”, with the words,

“The Executive and the Employer agree that the location of the Executive’s employment may be changed only with a written agreement mutually accepted by both the Executive and the Employer.”.

3. Employment Exclusivity

The Parties wish to delete the following words from section 2 (5) of the Original Executive Agreement:

“The parties agree that the Executive will be employed on a full-time basis for the Employer and that the Executive will devote himself exclusively to the Employer's business and will not be employed or engaged in any capacity in any other business without the prior written approval of the Employer.”

4. Confidential Information, Intellectual Property, Non-Solicitation and Non-Competition

(a) The Parties wish to delete the following sections from the Original Executive Agreement:

4. Confidential Information and Intellectual Property
5. Non-Competition

6. Non Solicitation
6. Injunctive Relief

In particular, the Parties agree that the Executive may engage in other ventures, that such engagement may demand time and focus from the Executive and that such engagement may utilize creative concepts, conceptualized by the Executive, that may be similar to concepts conceptualized by the Executive in the past, including during the Executive’s employment by the Employer, subject to sections 3 (b) and 3 (c) of this Agreement.

(b) The Executive agrees not to engage in a venture that competes directly with the business of the Employer. The Parties acknowledge that the Employer is engaged in the business of luxury skin care and, for the purpose of this Agreement, a venture is considered to compete with the business of the Employer if such venture meets one or both of the criteria below:

i. the venture develops, markets or distributes cosmetic products the average of whose recommended per-unit retail price is an amount greater than $100 Canadian Dollars;

ii. the venture develops, markets or distributes cosmetic products that are sold at only one or more retailers that offer the Employer’s products for retail as of the date of this Agreement, and at no other retailers.

(c) The Executive further agrees that during employment pursuant to this Agreement and for a period of 12 months following termination of employment, however caused, he will not hire or take away or cause to be hired or taken away any employee of the Employer for the purposes of employment in any business related to or competitive with the business of the Employer.

IN WITNESS WHEREOF the parties have duly executed this agreement this 19th of December, 2008.

THE EXECUTIVE

SIGNED, SEALED AND DELIVERED
by Brandon C. Truaxe in the presence of:

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Signature of Witness	]	Brandon C. Truaxe
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THE EMPLOYER

BRANDON C. TRUAXE, President and CEO	Date

BRANDON C. TRUAXE, Director	Date

JULIO A. TORRES LOPEZ, Director	Date